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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statements on Form S-1 (Registration Nos. 33-49008 and 33-64908) of our report dated February 12, 1998 on our audit of the financial statements of Life Medical Sciences, Inc. for the year ended December 31, 1997 included in the 1997 annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



/s/ Richard A. Eisner & Company, LLP

New York, New York
July 29, 1998